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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
Genesis Microchip Incorporated

     We consent to the inclusion of our report on the financial statements of Genesis Microchip Incorporated as at May 31, 1998 and 1997 and for each of the years in the three year period ended May 31, 1998 to be included in this proxy/prospectus and to the reference to our firm under the heading "Experts" on the proxy/ prospectus.

                                          KPMG LLP
                                          Chartered Accountants

Toronto, Canada
April 29, 1999